UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Celsius Holdings, Inc..
(Exact name of registrant as specified in its charter)

Nevada	20-2745790
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2424 N Federal Highway, Ste 206. Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value	The Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Common Stock.

Celsius Holdings, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder contained in “Item 11. Description of Registrant’s Securities to be Registered” in the Registrant’s Registration Statement on Form 10 (File No. 000-55663), as originally filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on July 22, 2016 and as subsequently amended.

Item 2.		Exhibits.

	3.1	Articles of Incorporation, as amended*
	3.2	Bylaws, as amended *

*	Filed as an exhibit of the same number to the Registrant’s Registration Statement on Form 10 (File No. 000-55663), as originally filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on July 22, 2016 and as subsequently amended and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CELSIUS HOLDINGS, INC.

Dated: May 23, 2017	By: /s/ John Fieldly
John Fieldly,
Interim Chief Executive Officer and President;
Chief Financial Officer